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                                                                     EXHIBIT 8.1

                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                                October 16, 1997



(213) 229-7000                                                  C 87217-00008

Stater Bros. Holdings Inc.
21700 Barton Road
Colton, California 92324

     Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-4, as amended, Registration No. 333-34113, of Stater Bros. Holdings Inc., a Delaware corporation (the "Company"), and the Prospectus forming a part thereof (the "Prospectus"), filed in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $100,000,000 aggregate principal amount of the Company's 9% Senior Subordinated Notes due 2004 (the "New Notes") and the exchange of the New Notes for a like principal amount of the Company's 9% Senior Subordinated Notes due 2004.

          We hereby confirm our opinion as set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences."

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the captions "Legal Matters" and "Certain Federal Income Tax Consequences." In giving this consent, we do not thereby admit
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Stater Bros. Holdings Inc.
October 16, 1997
Page 2

that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                              Sincerely,

                              /s/ GIBSON, DUNN & CRUTCHER LLP

                              GIBSON, DUNN & CRUTCHER LLP